As filed with the Securities and Exchange Commission on
March 4, 1999
                                      Registration No. 333-48615
================================================================
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                  -------------------------------
                  POST-EFFECTIVE AMENDMENT NO.  1
                                TO
                             FORM SB-2
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                  -------------------------------


                     NORTHFIELD BANCORP, INC.
          (Name of Small Business Issuer in its charter)

     MARYLAND                  6035               52-2098394
--------------------    ----------------       -----------------
(State or other         (Primary standard      (I.R.S. employer
jurisdiction of         industrial             identification
incorporation or        classification code    number
organization            number


                         8005 HARFORD ROAD
                    BALTIMORE, MARYLAND  21234
                          (410) 665-7900
----------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business)


                    G. RONALD JOBSON, PRESIDENT
                    AND CHIEF EXECUTIVE OFFICER
                     NORTHFIELD BANCORP, INC.
                         8005 HARFORD ROAD
                    BALTIMORE, MARYLAND  21234
                          (410) 665-7900
----------------------------------------------------------------
     (Name, address and telephone number of agent for service)

                            COPIES TO:
                    Gary R. Bronstein, Esquire
                     Cynthia R. Cross, Esquire
                Housley Kantarian & Bronstein, P.C.
                 1220 19th Street, N.W., Suite 700
                      Washington, D.C.  20036

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
October 1, 1998.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act,
please check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering.    [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.   [  ]

    The Registrant hereby removes from registration 137,537 shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), which have not been issued as of the date hereof. Such shares of Common Stock are being removed from registration as such shares were not sold in the Offering.

                       SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Baltimore, State of Maryland, on March 3, 1999.


                   NORTHFIELD BANCORP, INC.


                   By:  /s/ G. Ronald Jobson
                       ------------------------------------
                       G. Ronald Jobson
                       President and Chief Executive Officer
                       (Duly Authorized Representative)



    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

    Signatures                            Title                         Date
    ----------                            -----                         ----
/s/ G. Ronald Jobson              President, Chief Executive        March 3, 1999
---------------------             Officer and Director
G. Ronald Jobson                  (Principal Executive Officer)



/s/ John P. Sabol, Jr.*           Vice President and Chief          March 3, 1999
----------------------            Financial Officer
John P. Sabol, Jr.                (Principal Accounting and
                                  Financial Officer)


/s/ Gary R. Bozel *               Chairman of the Board             March 3, 1999
---------------------
Gary R. Bozel


/s/ J. Thomas Hoffman*            Director                          March 3, 1999
---------------------
J. Thomas Hoffman


/s/ E. Thomas Lawrence, Jr.*      Director                          March 3, 1999
-----------------------
E. Thomas Lawrence, Jr.


/s/ David G. Rittenhouse*         Director                          March 3, 1999
------------------------
David G. Rittenhouse


/s/ William R. Rush*              Director                          March 3, 1999
-------------------------
William R. Rush


*  By: /s/ G. Ronald Jobson                                         March 3, 1999
       ---------------------------
       G. Ronald Jobson
       Attorney-in-fact
